Exhibit 99.1

EXCERPTS FROM PRELIMINARY OFFERING MEMORANDUM,
DATED SEPTEMBER 30, 2016

As used in these excerpts, unless the context otherwise requires or unless expressly stated otherwise, all references to (i) “LGEC” refers to Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada, and not any of its subsidiaries; (ii) “Lions Gate,” the “Company,” “we,” “us” and “our” refers to LGEC and its consolidated subsidiaries as of the date hereof; (iii) “Starz” refers to Starz, a Delaware corporation, and its consolidated subsidiaries as of the date hereof; and (iv) the “combined company” means Lions Gate Entertainment Corp. and its consolidated subsidiaries, including Starz, after the completion of the merger. As used in these excerpts, the term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of June 30, 2016, by and among Lions Gate Entertainment Corp., Orion Arm Acquisition Inc., and Starz and the term “Starz Merger” and “merger” refer to the proposed acquisition by Lions Gate of Starz pursuant to the Merger Agreement. You should not assume that the information set forth below is accurate as of any date other than September 30, 2016.

International

STARZ PLAY Arabia (“SPA”), which is approximately 40% owned by Starz, launched in 2015 and is a personalized OTT entertainment service that operates in 19 Middle East/North Africa countries. SPA offers a deep selection of Hollywood movies and TV series with English, Arabic and French language options, along with local Arabic content.

Key credit highlights

Diversified media company of scale

The combined company is expected to be significantly less reliant on franchise film successes, given a stable foundation of recurring revenue from network platforms, a growing emphasis on television production, and the performance of its approximately 16,000 title film and television library. However, given Lions Gate’s proven track record of successful franchise creation (including The Hunger Games and Twilight films), franchises can drive significant potential upside to the combined company in the coming years. Lions Gate’s near-term pipeline includes highly recognizable intellectual property with strong franchise potential.

Substantial cash flow drives strong deleveraging profile

Lions Gate expects to achieve a ratio of net debt (calculated as corporate debt plus capital leases, less convertible notes, and less cash and cash equivalents) as of December 31, 2016 to Pro Forma Adjusted EBITDA (as defined in footnote (4) on page 27) for the 12 months ending December 31, 2016 of 5.0 – 5.5 to 1.0. Lions Gate also expects deleveraging of approximately 1.5 times Pro Forma Adjusted EBITDA for the 12 trailing month period in the 12 to 18 months following the close of the Starz Merger due to the combination of Adjusted EBITDA growth and debt repayment. In addition, Lions Gate has suspended its quarterly dividend, and the combined company’s quarterly dividend is expected to remain suspended, to focus on deleveraging, which demonstrates management’s disciplined approach to the combined company’s capital structure and leverage profile.

We anticipate that substantial cash flows resulting from the historically strong and stable Starz subscriber base, the Lions Gate library and Lions Gate’s television production business, as well as the significant operating and tax savings resulting from the Starz Merger, will be utilized for debt repayment.

Integration

Lions Gate has a track record of generating strong Adjusted EBITDA, free cash flow, and revenue growth through both organic expansion of our core business and acquisition activities. Our corporate acquisition strategy has helped drive significant growth as well as expansion into new markets and products.

We have a successful history of integrating acquired companies efficiently, with a focus on maximizing revenue growth while driving cost savings. Over the last 15 years we have acquired a number of companies, including a 62.5% interest in Pilgrim Studios in November 2015, Summit Entertainment in 2012, Debmar Mercury in 2006, Redbus (now Lionsgate UK) in 2005, and Artisan Entertainment in 2003.

Our senior management team has an average of more than 20 years of experience in the media and entertainment industry, and an average of more than 10 years at Lions Gate and companies that Lions Gate has acquired. In general, the management team responsible for executing and integrating our key corporate acquisitions has remained stable.

Our team’s prior experience integrating companies has provided us with key tools and knowledge to more effectively plan the integration of Starz. As we have done in past integrations, we intend to retain the “best and brightest” employees from each company, maintain those policies from each company that reflect industry best practices, drive cost efficiencies through consolidation of certain operations, achieve savings through economies of scale and use the expanded capabilities of the combined business to pursue new revenue opportunities.

To supplement our integration planning efforts, we have engaged third party consultants to help develop and execute our post-merger integration plan. These planning efforts began shortly after signing of the merger agreement and involve key executives in each major business unit. Although the integration planning process will be ongoing, we anticipate a significant amount of our integration planning to be largely completed prior to closing of the Starz Merger.

We consistently pursue efficient capital deployment opportunities in order to drive long term shareholder value and anticipate applying this same philosophy in the Starz integration.

We may not be able to achieve our objective of reducing our indebtedness in the first 12 to 18 months after the completion of the Starz Merger.

We have an objective of achieving a ratio of net debt (calculated as corporate debt plus capital leases, less convertible notes, and less cash and cash equivalents) as of December 31, 2016 to Pro Forma Adjusted EBITDA (as defined in footnote (4) on page 27) for the 12 months ending December 31, 2016 of 5.0 – 5.5 to 1.0. We also have an objective of reducing our indebtedness 1.5 times Pro Forma Adjusted EBITDA for the 12 trailing month period in the first 12 to 18 months after completion of the Starz Merger. The cash necessary to achieve these objectives is expected to come from cash flows from our operations. We may not be able to generate the operating cash flows and other cash necessary to accomplish these objectives. Any failure by us to significantly reduce our indebtedness and achieve our objectives could result in a material reduction in our credit quality and adversely impact the trading price of the notes.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any offer, solicitation or sale of the notes in any state in which such offer, solicitation or sale would be unlawful. The notes have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Caution Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the merger parties’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: the substantial investment of capital required to produce and market films and television series; increased costs for producing and marketing feature films and television series; budget overruns, limitations imposed by Lions Gate’s or Starz’s credit facilities and notes; unpredictability of the commercial success of Lions Gate’s or Starz’s motion pictures and television programming; risks related to Lions Gate’s or Starz’s acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending Lions Gate’s or Starz’s intellectual property; technological changes and other trends affecting the entertainment industry; the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Lions Gate’s ability to complete the acquisition and integration of Starz successfully; litigation relating to the transaction; and other factors that may affect future results of Lions Gate and Starz. Additional factors that could cause results to differ materially from those described above can be found in Lions Gate’s Annual Report on Form 10-K for the year ended March 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended June 30, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Corporate” section of Lions Gate’s website, http://www.lionsgate.com, under the heading “Reports” and in other documents Lions Gate files with the SEC, and in Starz’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended March 31, 2016 and June 30, 2016, each of which is on file with the SEC and available in the “Starz Corporate” section of Starz’s website, http://www.Starz.com, under the subsection “Investor Relations” and then under the heading “SEC Filings” and in other documents Starz files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Lions Gate nor Starz assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information

In connection with the proposed transaction, Lions Gate has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Lions Gate and Starz and a Prospectus of Lions Gate, as well as other relevant documents concerning the proposed transaction. The registration statement has not yet become effective and the Joint Proxy Statement included therein is in preliminary form. The proposed transaction involving Lions Gate and Starz will be submitted to Starz’s stockholders and Lions Gate’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

STOCKHOLDERS OF LIONS GATE AND STOCKHOLDERS OF STARZ ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Lions Gate and Starz, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to James Marsh, Senior Vice President of Lions Gate Investor Relations, 2700 Colorado Avenue, Santa Monica, California, 90404, or at (310) 255-3651, or to Starz, 8900 Liberty Circle, Englewood, Colorado 80112, or at 1-855-807-2929.

Participants in the Solicitation

Lions Gate, Starz, and certain of their respective directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Lions Gate’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on July 28, 2016, and certain of its Current Reports on Form 8-K.  Information regarding Starz’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on April 29, 2016, and certain of its Current Reports on Form 8-K.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.  Free copies of this document may be obtained as described in the preceding paragraph.